UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

_______________________________________________________________

COSMOS GROUP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55793	22-3617931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rooms 1309-11, 13th Floor, Tai Yau Building,

No. 181 Johnston Road

Wanchai, Hong Kong

(Address of principal executive offices) (Zip Code)

+852 3188 9363
(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment Number 1 to the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on November 1, 2017, is being filed to provide the correct educational information for Ms. Huan-Ting Peng.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2017, Zhigang Liao and Yongwie Hu resigned from their positions as Director and Chief Operating Officer, respectively, of Cosmos Group Holdings Inc., a Nevada corporation (the “Company”). Mr. Hu has retained his position as a Director of the Company. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective November 1, 2017, Huan-Ting Peng was appointed to serve as the Chief Operating Officer, and Kai Yau (Tony) Ho was appointed to serve as the Director, of the Company until their successor(s) shall be duly elected or appointed, unless he or she resigns, is removed from office or is otherwise disqualified from serving as a director or officer of the Company.

Huan-Ting PENG, age 32, has served as the legal representative and general manager of Foshan CYTS Investment Holding Co., Ltd. since 2015 where she manages the operation, investment budget and risk management functions of the company. In 2016, Ms. Peng founded Foshan Xi Yue Yi Car Rental Co., Ltd., where she currently serves as its chairman. From 2013 to 2015, Ms. Peng was the chief consultant of Foshan Branch of the Guangzhou Jin Bao Pan Investment Advisory Co., Ltd. From 2011 to 2013, she served as the General Manager of Guangzhou Baisi Apparel Limited, a clothing brand and chain store. Ms. Peng brings to the company her experience in the car leasing and servicing industry, financial industry and sales and marketing as well as contacts in the greater China market. Ms. Peng received her Bachelor of Business Administration degree from Universidad Panamericana in San Jose, Costa Rica in 2011.

Kwai Yau (Tony) HO, age 50, has served as the director of Xin Tai Asset Management Co., Ltd, a professional leasing and financing company, since 2015. Concurrently, he as also served as the CEO of Hong Kong Caspian Sea International Trading company which focused on trade in Eastern Europe and trade financing. In 2011, Mr. Ho founded and served as the executive director of Huiying Development Limited, a wine trading business focused on the Europe and China trade. This business was sold in 2015. Mr. Ho brings to our board his extensive experience in the leasing industry and knowledge of and experience with the European markets.

None of Ms. Peng and Mr. Ho will receive compensation in connection with their service on our Board of Directors or as an executive officer.

None of Ms. Peng or Mr. Ho has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Item 8.01. Other Events.

The Company expects to launch a car sharing business in China through its wholly owned subsidiary ACG (HK) limited in the near future. The new business segment is expected to consist of a membership based prepaid car rental program and car rental service search engine and will allow members to enjoy discounted car rentals in a global major city. On October 27, 2017, we held a soft launch event in the City of Foshan and received a nonbinding intent of cooperation from Xi Yue Yi Car Rental Co, a car sharing service provider. The website for this business segment is expected to be launched in November 2017.

We currently expect to finance the establishment and development of this business segment through internal resources and do not expect to seek third party financing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS GROUP HOLDINGS INC.
Dated: November 2, 2017

	By:	/s/ Koon Wing Cheung
Koon Wing Cheung
Chief Executive Officer

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